Fourth Amendment
                                to the
              AMP Incorporated Deferred Compensation Plan


     Pursuant to an action taken by the Board of Directors of AMP Incorporated on July 22, 1997, the AMP Incorporated Deferred Compensation Plan, as first adopted effective January 1, 1995 and subsequently amended on three prior occasions (the "Plan"), is further amended effective as of July 22, 1997 in the following respect:

     1. Section 2.6(a)(iii) of the Plan is amended to delete the term "50%" in subpart (A) thereof and to substitute the term "66 2/3%" in lieu thereof.

     Except as provided above, all terms, conditions and provisions of the Plan shall remain in full force and effect and without any further change or modification whatsoever.

Executed this 25th day of September, 1997.

                                        AMP Incorporated

   Attest:___________________      By:  _________________________
          Corporate Secretary              J. E. Marley
                                           Chairman